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                                                                    Exhibit 16.1

                                        L J SOLDINGER ASSOCIATES, LLC


April 11, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Mailkey Corporation
     Commission File Number 000-29331
     Form 8-K/A Filed on April 11, 2005

We have read the statements that Mailkey Corporation (the Registrant) included under Item 4.01 of the Form 8-K/A report to be filed on April 11, 2005 regarding the recent change of auditors. We agree with such statements made regarding our firm.

     In addition, it has come to our attention that the registrant filed a Form S-8 on February 9, 2005, and we STRENUOUSLY OBJECT TO:

     1) the Registrant listing an Exhibit 23.2 Consent of Independent Auditor which could be mistakenly construed to indicate that our consent had been provided as required by 17 CFR ss.230.436 and 17 CFR ss.230.439, when in fact, we have neither provided, nor withheld, our consent, and

     2) the statement in Exhibit 23.2 Consent of Independent Auditor that:
     "...Soldinger remains uncooperative regarding the provision to Registrant with its consent for the incorporation of the Audited Financials in Registrants filed statements." when, in fact, we received no request for a consent from the Registrant, nor had we been notified that a Form S-8 was to be filed.

We have no basis to agree or disagree with the statement regarding the board of directors in the second paragraph under Item 4.01 or statements made regarding other accounting firms.

Sincerely,


L J Soldinger Associates LLC



               21925 Field Parkway, Suite 240 Deer Park, IL 60010
              Tel: 847-726-8100 Fx: 847-726-6770 www.soldinger.com